(to be effective immediately prior
to completion of this offering)
Exhibit 3.4
FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
LULULEMON CORP.
          Lululemon Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify as follows:
          1 The present name of the Corporation is Lululemon Corp. The Corporation was originally incorporated in the State of Delaware under the name of Lulu Holding, Inc.
          2. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of the State of Delaware was November 21, 2005.
          3. This Amended and Restated Certificate of Incorporation, which amends and restates in its entirety the Corporation’s Certificate of Incorporation filed with the Secretary of State of Delaware on [●], 2007, has been duly adopted pursuant to the provisions of Sections 242 and 245 of the DGCL, and the stockholders of the Corporation have given their written consent hereto in accordance with Section 228 of the DGCL. The provisions of the Amended and Restated Certificate of Incorporation are as follows:
ARTICLE I
NAME
          The name of the corporation is Lululemon Corp. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE; REGISTERED AGENT
          The address of the Corporation’s registered office in the State of Delaware is 1313 North Market Street, Suite 5100, Wilmington, Delaware 19801. The name of the registered agent at such address is PHS Corporate Services, Inc.
ARTICLE III
PURPOSE
          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE IV
AUTHORIZED CAPITAL STOCK
     4.1 Total Authorized Capital.
          4.1.1 Until the Effective Time, the total number of shares of capital stock which the Corporation shall issue is Forty Million Seven Hundred Fifty Thousand (40,750,000) shares consisting of Thirty Five Million (35,000,000) shares of common stock, $0.01 par value per share, and Five Million Seven Hundred Fifty Thousand (5,750,000) shares of preferred stock, $0.01 par value per share, issuable in series. Two Hundred Fifty Thousand (250,000) shares of the preferred stock shall be designated “Series A Preferred Stock” (the “Series A Preferred Stock”). Two Hundred Fifty Thousand (250,000) shares of the preferred stock shall be designated “Series B Preferred Stock” (the “Series B Preferred Stock”). Two Hundred Fifty Thousand (250,000) shares of the preferred stock shall be designated “Series TS Preferred Stock” (the “Series TS Preferred Stock”). The stated value of the Series A Preferred Stock shall be Eight Hundred Fifty Nine Dollars and Eleven Cents ($859.11) per share (the “Series A Stated Value”), the stated value of the Series B Preferred Stock shall be Eight Hundred Fifty Nine Dollars and Eleven Cents ($859.11) per share (the “Series B Stated Value”), and the stated value of the Series TS Preferred Stock shall be Eleven Dollars and Ninety Six and Seven Tenths Cents ($10.281) per share (the “Series TS Stated Value”). The rights, privileges, preferences and other terms of the Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock set forth in Article VI herein.
          4.1.2 From and after the Effective Time, the total number of shares of capital stock which the Corporation shall have authority to issue is [●] (###,###,###) shares, consisting of: (a) [●] (###,###,###) shares of common stock, par value $0.01 per share (the “Common Stock”), (b) [●] (###,###,###) shares of voting stock, no par value (the “Special Voting Stock”), as provided in Article VII below, and (c) [●] (###,###,###) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). The Common Stock, Special Voting Stock and Preferred Stock shall have the rights, preferences and limitations set forth below.
     4.2 Designation of Preferred Stock. The Preferred Stock may be divided into such number of series as the Corporation’s Board of Directors (the “Board of Directors”) may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. Without limiting the generality of the foregoing, the authority of the Board of Directors with respect to such designation of a series of Preferred Stock shall include, but not be limited to, determination of the following:
          4.2.1 the number of shares constituting such series and the distinctive designation of such series;
          4.2.2 the dividend rights of the shares of such series, including whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

          4.2.3 whether such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
          4.2.4 whether such series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;
          4.2.5 whether or not the shares of such series shall be redeemable, and, if so, the term and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
          4.2.6 whether such series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund;
          4.2.7 the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series; and
          4.2.8 any other relative rights, preferences and limitations of such series.
          Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment of the Common Stock with respect to the same dividend period.
          If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to the holders of shares of all series of Preferred Stock shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.
ARTICLE V
COMMON STOCK
     5.1 General. All shares of Common Stock shall be identical in all respects and shall entitle the holder thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.
     5.2 Dividends; Stock Splits. Subject to (a) any preferential dividend rights of holders of any then outstanding shares of Preferred Stock, and (b) any other provisions of this Certificate of Incorporation, as it may be amended from time to time, the holders of Common Stock shall be entitled to receive, on a pro rata basis, such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.

     5.3 Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any class or series of stock having preference over the Common Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, ratably in proportion to the number of shares held by them.
     5.4 Voting. At every meeting of the stockholders of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders, each holder of Common Stock is entitled to one vote in person or by proxy for each share of Common Stock registered in the name of such holder on the transfer books of the Corporation. Except as otherwise required by law, the holders of Common Stock and Special Voting Stock shall vote together as a single class, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on all matters submitted to a vote of stockholders of the Corporation.
     5.5 No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.
ARTICLE VI
SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK
AND SERIES TS PREFERRED STOCK
     Except as provided otherwise herein or as otherwise provided by applicable law, all shares of Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock shall entitle the holder thereof to the following rights and privileges. At the Effective Time, the provisions of the designations f the Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock shall terminate and shall be of no further force or effect.
     6.1 Rank on Liquidation.
          6.1.1 Series A Preferred Stock. Except as otherwise approved by the written consent or affirmative vote of holders of at least a majority of the then outstanding shares of Series A Preferred Stock (individually a “Series A Holder” and collectively with all the holders of the then outstanding shares of Series A Preferred Stock, the “Series A Holders”) and except as expressly provided in Article VI hereof, the Series A Preferred Stock shall, with respect to rights upon liquidation, dissolution or winding up of the affairs of the Corporation, rank (i) senior to the Series B Preferred Stock, Series TS Preferred Stock and Series A Junior Stock, and (ii) on parity with the Series A Parity Stock.
          6.1.2 Series B Preferred Stock and Series TS Preferred Stock. Except as otherwise approved by the written consent or affirmative vote of holders of shares of Series B Preferred Stock (individually a “Series B Holder” and collectively with all the holders of the then outstanding shares of Series B Preferred Stock, the “Series B Holders”) and Series TS Preferred Stock (individually a “Series TS Holder” and collectively with all the holders of the then outstanding shares of Series B Preferred Stock, the “Series TS Holders”) entitled to cast a majority of the votes entitled to be cast in respect of the then outstanding shares of Series B

Preferred Stock and Series TS Preferred Stock, voting together as a single voting group, and except as expressly provided in Article VI hereof, the Series B Preferred Stock and Series TS Preferred Stock shall, with respect to rights upon liquidation, dissolution or winding up of the affairs of the Corporation, rank (i) senior to the Series B Junior Stock and Series TS Junior Stock, (ii) on parity with the Series B Parity Stock and Series TS Parity Stock, and (iii) on a parity with each other.
     6.2 Dividends and Distributions.
          6.2.1 Dividends on Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock. Each Series A Holder, Series B Holder and Series TS Holder shall be entitled to receive preferential cash dividends, to the extent permitted by the DGCL, at the rate, in the form, at the times and in the manner set forth in this Section 6.2. Any dividend payment made with respect to the Series A Preferred Stock, Series B Preferred Stock or Series TS Preferred Stock shall be made in cash out of funds legally available for such purpose, subject to Section 6.2.2 hereof.
          6.2.2 Allocation to Series TS Preferred Stock. To the extent that any provision of this Section 6.2 (other than Section 6.2.3 hereof) would otherwise require a Distribution to be made to the Series TS Holders in an amount exceeding the TS Portion of the USA Available Assets remaining available for Distribution, such Distribution shall only be made to the Series TS Holders to the extent that it does not exceed the TS Portion of the USA Available Assets, and any limitation on a Distribution to the Series TS Holders imposed by this paragraph shall not limit the amount otherwise distributable to the holders of any other class or series of capital stock of the Corporation. This Section 6.2.2 shall not be construed to give the Series TS Holders any right to a priority Distribution in a situation where such Distribution is otherwise required to be distributed to the Series TS Holders and the holders of any other class or series of capital stock on a pari passu basis.
          6.2.3 Special Dividend Upon USA Disposition. In the event of the sale, transfer, assignment or other disposition by the Corporation of Substantially All of the Business of the USA Group to a person, entity or group of which the Corporation is not a direct or indirect majority owner (whether by merger, consolidation, sale of assets or stock, liquidation, dissolution, winding up of the affairs of the USA Group or otherwise) other than in connection with a Liquidation Event (a “USA Disposition”), then within 90 days after the consummation of such USA Disposition, the Corporation shall, notwithstanding anything to the contrary set forth in Section 6.2.2 hereof, declare and pay a dividend in cash and/or securities (other than securities issued by the Corporation or any subsidiary of the Corporation) payable with equal priority and pro rata among the Series A Holders, the Series B Holders and the Series TS Holders, in proportion to the number of shares of Preferred Stock held by them, in an aggregate amount equal to the Net Proceeds received by the Corporation from such USA Disposition. Following a USA Disposition, other than the Distribution provided for pursuant to this Section 6.2.3, the Series TS Holders shall have no right to receive any Distributions in respect of their Series TS Preferred Stock. Upon completion of the dividend payment called for under this Section 6.2.3, all shares of Series TS Preferred Stock shall be deemed to be “Fully Liquidated Series TS Preferred Stock” and shall be deemed cancelled in accordance with Section 6.6 hereof. Any securities issued as all or a portion of a dividend under this Section 6.2.3 shall be valued in accordance with Section 6.3.4(a) and 6.3.4(b) hereof.
          6.2.4 Accrual of Dividends; Dividend Rate.
               (a) Except as otherwise provided for herein, dividends on each share of Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock shall accrue and accumulate from the Issue Date at a rate of eight percent (8%) per annum times the Stated Value per share (as adjusted proportionally for any stock dividends, splits, combinations, recapitalizations and the like).
               (b) Dividends on the Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock shall accrue daily whether or not declared and whether or not funds are legally available for the payment thereof. Any dividends that are not paid within ninety (90) days after the end of a fiscal quarter shall accrue additional dividends from the last day of such fiscal quarter at the same rate per annum. Dividends shall be paid only to the extent that there shall be sufficient funds of the Corporation legally available for the payment of such dividend. The amount of dividends payable per share of Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock for any period shorter than a full year shall be computed ratably on the basis of twelve 30-day months and a 360-day year.
          6.2.5 Payment of Dividends. Dividends shall be payable only when, as and if, declared by the Board of Directors. Each dividend shall be paid to the holders of record of the Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock as they appear on the books of the Corporation on the record date for such dividend, which record date shall be not more than forty-five (45) days nor fewer than ten (10) days preceding the proposed dividend payment date, as shall be fixed by the Board of Directors.
          6.2.6 Dividend Preference.
               (a) Except as permitted under Section 6.2.2 hereof, no dividends shall be paid in respect of outstanding shares of Series A Preferred Stock unless an identical dividend per share (measured as a percentage of the Stated Value per share) is also contemporaneously paid on each outstanding share of Series B Preferred Stock and Series TS Preferred Stock; no dividends shall be paid in respect of outstanding shares of Series B Preferred Stock unless an identical dividend per share (measured as a percentage of the Stated Value per share) is also contemporaneously paid on each outstanding share of Series A Preferred Stock and Series TS Preferred Stock; and no dividends shall be paid in respect of outstanding shares of Series TS Preferred Stock unless an identical dividend per share (measured as a percentage of the Stated Value per share) is also contemporaneously paid on each outstanding share of Series A Preferred Stock and Series B Preferred Stock.
               (b) If, in any dividend period or periods, all accrued dividends on the Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock (whether past or current) at the rate set forth herein shall not have been paid, then, unless and until all dividends accrued and unpaid on the Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock through the payment date for such dividends are declared and paid on each share of Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock, no dividends shall be declared or paid or set apart for payment upon any share of Common Stock or any other class or series of the Corporation’s capital stock nor shall the Corporation purchase, redeem or otherwise acquire for consideration any share of Common Stock or any other class or series of the Corporation’s capital stock, unless approved by a Series A/B/TS Supermajority Vote. Notwithstanding anything to the contrary contained in the preceding sentence, the Corporation may at any time repurchase, call or otherwise redeem shares of Common Stock from any employee of the Corporation who is not an Affiliate of any holder of Preferred Stock, in connection with the termination of employment of such employee, and paragraph (a) of this Section 6.2.6 shall not apply with respect to any such repurchase, call or redemption.
               (c) If, at any time, the Corporation shall pay less than the total amount of dividends then accrued on the then-outstanding Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock, the aggregate payment to all Series A Holders, Series B Holders and Series TS Holders shall be distributed among all Series A Holders, Series B Holders and Series TS Holders so that an amount ratably in proportion to the respective dividends accrued thereon shall be paid with respect to each outstanding share of Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock, subject to Section 6.2.2 hereof.
               (d) This Section shall not apply with respect to Distributions upon a Liquidation Event, which shall instead be governed by Section 6.3 hereof.
          6.2.7 Dividend Participation Rights.
               (a) Each Series A Holder and Series B Holder shall be entitled to receive, for each share of Series A Preferred Stock and Series B Preferred Stock held, an amount equal to one hundred (100) times (as adjusted for any stock dividends, splits, combinations, recapitalizations and the like) the amount of any Distribution (cash, stock or otherwise) declared or paid on or with respect to a share of Common Stock or any other class of stock or equity security of the Corporation (other than with respect to any Distribution declared on the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock) or a share of any series of any such class, when declared or paid. Any such Distribution shall be paid to the Series A Holders and Series B Holders contemporaneously with payment of such Distribution to holders of such other shares.
               (b) Subject to the limitations set forth in Section 6.2.2 hereof, each Series TS Holder shall be entitled to receive, for each share of Series TS Preferred Stock held, an amount equal to one hundred (100) times (as adjusted for any stock dividends, splits, combinations, recapitalizations and the like) the amount of any Distribution (cash, stock or otherwise) declared or paid on or with respect to a share of Common Stock or any other class of stock or equity security of the Corporation (other than with respect to any Distribution declared on the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock) or a share of any series of any such class, when declared or paid. Any Distribution to the Series TS Holders in accordance with this paragraph shall be paid to the Series TS Holders contemporaneously with payment of such Distribution to holders of such other shares.

     6.3 Rights on Liquidation.
          6.3.1 Liquidation Preference. In the event of any Liquidation Event, unless paragraph (e) of this Section 6.3.1 applies, then after payment or provision of debts and other liabilities of the Corporation and all amounts due and owing to the holders of outstanding shares of Series A Senior Stock, Series B Senior Stock and Series TS Senior Stock, if any, and before Distribution or payment is made upon any shares of Series A Junior Stock, Series B Junior Stock or Series TS Junior Stock, the following payments shall be made out of the assets of the Corporation legally available for Distribution to holders of the Corporation’s capital stock of all or any classes (other than Series A Senior Stock, Series B Senior Stock and Series TS Senior Stock), whether such assets are capital, surplus or earnings (such amount, expressed in Dollars, being herein referred to as the “Available Assets”):
               (a) the Series A Holders shall be entitled to be paid, pari passu with the payments made to the Series B Holders and Series TS Holders under paragraphs (b) and (c) of this Section 6.3.1, an amount equal to the Series A Holders’ “Series A Liquidation Preference.” The Series A Liquidation Preference shall mean for each outstanding share of Series A Preferred Stock held by the Series A Holder, the Unreturned Original Cost of that share plus the accrued and unpaid dividends with respect to such share, as of the date of the Liquidation Event. Any Distribution pursuant to this paragraph shall be applied so as to reduce, on a pro rata basis, the amount of the remaining USA Available Assets and the Non-Tracking Available Assets.
               (b) the Series B Holders shall be entitled to be paid, pari passu with the payments made to the Series A Holders and Series TS Holders under paragraphs (a) and (c) of this Section 6.3.1, an amount equal to the Series B Holders’ “Series B Liquidation Preference.” The Series B Liquidation Preference shall mean for each outstanding share of Series B Preferred Stock held by the Series B Holder, the Unreturned Original Cost of that share plus the accrued and unpaid dividends with respect to such share, as of the date of the Liquidation Event. Any Distribution pursuant to this paragraph shall be applied so as to reduce, on a pro rata basis, the amount of the remaining USA Available Assets and the Non-Tracking Available Assets.
               (c) Subject to the limitations set forth in paragraph (f) of this Section 6.3.1, the Series TS Holders shall be entitled to be paid, pari passu with the payments made to the Series A Holders and Series B Holders under paragraphs (a) and (b) of this Section 6.3.1, an amount equal to the Series TS Holders’ “Series TS Liquidation Preference.” The Series TS Liquidation Preference shall mean for each outstanding share of Series TS Preferred Stock held by the Series TS Holder, the Unreturned Original Cost of that share plus the accrued and unpaid dividends with respect to such share, as of the date of the Liquidation Event. Any Distribution pursuant to this paragraph shall be made out of the amount of the remaining USA Available Assets.
               (d) After payment of the Series A Liquidation Preference to the Series A Holders, payment of the Series B Liquidation Preference to the Series B Holders, and payment of the Series TS Liquidation Preference to the Series TS Holders to the extent provided pursuant to paragraph (c) of this Section 6.3.1, the entire remaining Available Assets shall be distributed as follows:
                    (1) the entire remaining USA Available Assets shall be distributed with equal priority and pro rata among the Series A Holders, the Series B Holders, the Series TS Holders and the holders of the Common Stock, in proportion to the number of shares of Common Stock held or deemed to be held by them, with each share of Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock being treated for this purpose as if it had been converted into one hundred (100) shares (as adjusted for any stock dividends, splits, combinations, recapitalizations and the like) of Common Stock; and
                    (2) after making the Distribution described in clause (1) above, or reserving an amount sufficient to make such Distribution, the entire remaining Available Assets shall be distributed with equal priority and pro rata among the Series A Holders, the Series B Holders, and the holders of the Common Stock, in proportion to the number of shares of Common Stock held or deemed to be held by them, with each share of Series A Preferred Stock and Series B Preferred Stock being treated for this purpose as if it had been converted into one hundred (100) shares (as adjusted for any stock dividends, splits, combinations, recapitalizations and the like) of Common Stock.
               (e) If, upon a Liquidation Event, the Available Assets shall be insufficient to permit full payment of the Series A Liquidation Preference, the Series B Liquidation Preference and the Series TS Liquidation Preference to all Series A Holders, Series B Holders and Series TS Holders, then the Available Assets shall be distributed as follows:
                    (1) first, such Available Assets shall be distributed to the Series A Holders, ratably in proportion to the full respective distributable amounts to which they are entitled in respect of the Stated Value of their shares of Series A Preferred Stock, until the Series A Holders shall have received an amount equal to the aggregate Unreturned Original Cost of all shares of Series A Preferred Stock. Any Distribution pursuant to this paragraph shall be applied so as to reduce, on a pro rata basis, the USA Available Assets and the Non-Tracking Available Assets.
                    (2) second, any Available Assets remaining after payment to the Series A Holders as provided in Section 6.3.1(e)(1) above shall be distributed to the Series B Holders, ratably in proportion to the full respective distributable amounts to which they are entitled in respect of the Stated Value of their shares of Series B Preferred Stock, until the Series B Holders shall have received an amount equal to the aggregate Unreturned Original Cost of all shares of Series B Preferred Stock. Any Distribution pursuant to this paragraph shall be applied so as to reduce, on a pro rata basis, the remaining USA Available Assets and Non-Tracking Available Assets.
                    (3) third, subject to the limitations set forth in paragraph (f) of this Section 6.3.1, any USA Available Assets remaining after payment to the Series A/B Holders as provided in Sections 6.3.1(e)(1) and 6.3.1(e)(2) above shall be distributed to the Series TS Holders, ratably in proportion to the full respective distributable amounts to which they are entitled in respect of the Stated Value of their shares of Series TS Preferred Stock, until the Series TS Holders shall have received an amount equal to the aggregate Unreturned Original

Cost of all shares of Series TS Preferred Stock. Any Distribution pursuant to this paragraph shall be made out of the remaining USA Available Assets.
                    (4) fourth, subject to the limitations set forth in paragraph (f) of this Section 6.3.1, the TS Portion of any remaining USA Available Assets after payment to the Series A Holders, the Series B Holders and the Series TS Holders as provided in Sections 6.3.1(e)(1), 6.3.1(e)(2) and 6.3.1(e)(3) shall be distributed to the Series TS Holders ratably in proportion to the full respective distributable amounts to which they are entitled in respect of the accrued and unpaid dividends earned on their shares of Series TS Preferred Stock, until the Series TS Holders shall have received an amount equal to all accrued and unpaid dividends earned on their shares of Series TS Preferred Stock.
                    (5) fifth, any remaining Available Assets after payment to the Series A Holders, the Series B Holders and the Series TS Holders as provided in Sections 6.3.1(e)(1), 6.3.1(e)(2), 6.3.1(e)(3) and 6.3.1(e)(4) shall be distributed to the Series A/B Holders ratably in proportion to the full respective distributable amounts to which they are entitled in respect of the accrued and unpaid dividends earned on their shares of Series A Preferred Stock and Series B Preferred Stock, until the Series A/B Holders shall have received an amount equal to all accrued and unpaid dividends earned on their shares of Series A Preferred Stock and Series B Preferred Stock.
               (f) To the extent that any provision of this Section 6.3 would otherwise require a Distribution to be made to the Series TS Holders in an amount exceeding the TS Portion of the USA Available Assets remaining available for Distribution, such Distribution shall only be made to the Series TS Holders to the extent that it does not exceed the TS Portion of the USA Available Assets, and any limitation on a Distribution to the Series TS Holders imposed by this paragraph shall not limit the amount otherwise distributable to the holders of any other class or series of capital stock of the Corporation. This paragraph (f) shall not be construed to give the Series TS Holders any right to a priority Distribution in a situation where such Distribution is otherwise required to be distributed to the Series TS Holders and the holders of any other class or series of capital stock on a pari passu basis.
          6.3.2 Notice. Written notice of a Liquidation Event, stating the payment date, the amount of the Series A Liquidation Preference and the Series B Liquidation Preference and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than ten (10) days, nor more than sixty (60) days, prior to the payment date stated therein, to all Series A Holders of record and Series B Holders of record, such notice to be addressed to each Series A Holder and Series B Holder at the address shown by the records of the Corporation for the Series A Holder or Series B Holder.
          6.3.3 Mandatory Distribution of Proceeds of Sale. In the event of a Sale Liquidity Event, the Corporation shall use its best efforts to distribute (i) the Series A Liquidation Preference to each Series A Holder, in respect of each share of Series A Preferred Stock held by such Series A Holder, and (ii) the Series B Liquidation Preference to each Series B Holder, in respect of each share of Series B Preferred Stock held by such Series B Holder, within ten (10) days after consummation of such Sale Liquidity Event.
          6.3.4 Proceeds Other than Cash. In the event that the consideration received by the Corporation in respect of their shares in connection with a Liquidation Event is other than cash, the value of such consideration will be deemed its fair market value as determined in good faith by the Board of Directors as follows:
               (a) Securities not subject to investment letter or other similar restrictions on free marketability covered by Section 6.3.4(b) below:
                    (1) If traded on a securities exchange or through the Nasdaq National Market, the value of the security shall be deemed to be the simple average of the closing prices of the security on such exchange or Nasdaq over the twenty (20) Trading Days ending three (3) days prior to the closing of such Liquidation Event;
                    (2) If actively traded over-the-counter, the value of the security shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) of the security over the twenty (20) day period ending three (3) days prior to the closing of such Liquidation Event; and
                    (3) If there is no active public market, the value of the security shall be the Fair Market Value thereof.
               (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount for the market value as determined in Section 6.3.4(a) above to reflect the approximate fair market value thereof.
               (c) With respect to any other property, the fair market value of such property shall be determined by the Board of Directors in good faith and such valuation shall be subject to a Series A/B/TS Supermajority Vote.
     6.4 Automatic Conversion Upon an IPO Conversion Event.
          6.4.1 IPO Conversion Event. Upon the occurrence of an IPO Conversion Event each share of Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock then outstanding, other than Repurchased IPO Shares, shall by virtue of, and simultaneously with, the occurrence of the IPO Conversion Event, and without any action on the part of the holder thereof, be automatically converted into a number of fully paid and non-assessable shares of Common Stock equal to the sum of (i) one hundred (100) (as adjusted for any stock dividends, splits, combinations, recapitalizations and the like) and (ii) a number that shall be determined by dividing (x) the Unreturned Original Cost plus accrued and unpaid dividends with respect to each such share, by (y) the Public Offering Price.
          6.4.2 Transaction Expenses. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of shares of Preferred Stock, provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

          6.4.3 Legality of Common Stock Issuable Upon Conversion. All shares of Common Stock which may be issued in connection with the conversion provisions set forth in this Section 6.4 will, upon issuance by the Corporation, be validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto.
          6.4.4 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any shares of Preferred Stock. If any fractional shares of Common Stock exist as a result of the conversion of the Preferred Stock into Common Stock, then the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Public Offering Price multiplied by such fractional interest, in regards to conversion as a result of an IPO Conversion Event. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation, other than those rights stated in this Section 6.4.4, in respect of such fractional interest.
          6.4.5 Authorization of Common Stock Issuable Upon Conversion. The Corporation will authorize such shares of Common Stock as are necessary to provide for the conversion of the Preferred Stock into shares of Common Stock as contemplated in this Section 6.4.
          6.4.6 Other Conversion Rights. Except as provided in this Section 6.4, the Series A Holders Series B Holders and Series TS Holders shall have no right to convert any such shares into shares of any other class or series of capital stock of the Corporation, or into rights, options or warrants to subscribe for or purchase shares of any other class or series of capital stock of the Corporation.
     6.5 Exchangeability.
          6.5.1 The Board of Directors, in its sole discretion, may at any time effect a recapitalization of the Corporation by declaring that all of the outstanding shares of Series TS Preferred Stock shall be exchanged for fully paid and nonassessable shares of Series B Preferred Stock in accordance with the Exchange Rate.
          6.5.2 For purposes of this Section 6.5, term “Exchange Rate” applicable to the Series TS Preferred Stock shall mean the number of shares of Series B Preferred Stock for which each share of Series TS Preferred Stock shall be exchangeable pursuant to Section 6.5.1, determined as follows: each share of Series TS Preferred Stock shall initially be exchangeable for a number of shares of Series B Preferred Stock as is determined by dividing (x) the Unreturned Original Cost plus accrued and unpaid dividends with respect to each such share of Series TS Preferred Stock being exchanged, by (B) the Series B Stated Value.
          6.5.3 No fraction of a share of Series B Preferred Stock shall be issued in connection with the exchange of shares of Series TS Preferred Stock into Series B Preferred Stock, but in lieu thereof, each holder of Series TS Preferred Stock who would otherwise be entitled to a fractional interest of a share of Series B Preferred Stock shall, upon surrender of such holder’s certificate or certificates (if any) representing shares of Series TS Preferred Stock, be entitled to receive a cash payment (without interest) (the “Fractional Payment”) equal to an amount determined by the Board of Directors representing the value of such fractional interest.
          6.5.4 At such time or times as the Corporation exercises its right to cause all of the shares of Series TS Preferred Stock to be exchanged for Series B Preferred Stock in accordance with Section 6.5.1 above, the Corporation shall give notice of such exchange to the holders of Series TS Preferred Stock whose shares are to be exchanged, by mailing by first-class mail a notice of such exchange (the “Exchange Notice”), in the case of an exchange in accordance with Section 6.5.1 above not less than thirty (30) nor more than sixty (60) days prior to the date fixed for such exchange (the “Exchange Date”), and in the case of an exchange in accordance with Section 6.2.3 above as soon as practicable before or after the Exchange Date, in either case to their last addresses as they shall appear upon the Corporation’s books. Each such Exchange Notice shall specify the Exchange Date and the Exchange Rate applicable to such exchange, and shall state that issuance of certificates representing, or other evidence of ownership of, Series B Preferred Stock to be received upon exchange of shares of Series TS Preferred Stock shall be, if such shares of Series TS Preferred Stock are held in certificated form, upon surrender of certificates representing such shares of Series TS Preferred Stock.
          6.5.5 Before any holder of shares of Series TS Preferred Stock who holds such shares in certificated form shall be entitled to receive certificates representing, or other evidence of ownership of, shares of Series B Preferred Stock for which such shares of Series TS Preferred Stock were exchanged, such holder shall surrender at the Corporation’s registered office or at such other location as the Corporation shall specify certificates for such shares of Series TS Preferred Stock duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, unless the Corporation shall waive such requirement. The Corporation will, as soon as practicable after such surrender of any such certificates representing shares of Series TS Preferred Stock, issue and deliver at the office of the transfer agent representing the Series B Preferred Stock (or the registered office of the Corporation or such other location as the Corporation shall specify if no such transfer agent has been appointed) to the person for whose account such shares of Series TS Preferred Stock were so surrendered, or to his nominee or nominees, certificates representing, or other evidence of ownership of, the number of whole shares of Series B Preferred Stock to which such holder shall be entitled as aforesaid, together with the Fractional Payment, if any.
          6.5.6 From and after the Exchange Date, all rights of a holder of shares of Series TS Preferred Stock which were exchanged for shares of Series B Preferred Stock shall cease except for the right to receive certificates representing, or other evidence of ownership of, shares of Series B Preferred Stock together with a Fractional Payment, if any, as contemplated by Section 6.5.3 and Section 6.5.5; provided, however, that no holder of a certificate which immediately prior to the Exchange Date represented shares of Series TS Preferred Stock shall be entitled to receive any of the foregoing until surrender of such certificate. Upon such surrender, there shall be paid to the holder the amount of any dividends or other Distributions (without interest) which theretofore became payable with respect to a record date after the Exchange Date, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Series B Preferred Stock represented by the certificate or certificates issued upon such surrender. From and after the Exchange Date applicable to the Series TS Preferred Stock, the Corporation shall, however, be entitled to treat the certificates for Series TS Preferred Stock which have not yet been surrendered for exchange as evidencing the ownership of the number of whole shares of Series B Preferred Stock for which the shares of Series TS Preferred Stock represented by such certificates shall have been exchanged, notwithstanding the failure to surrender such certificates.
          6.5.7 If any shares of Series B Preferred Stock are to be issued in a name other than that in which the shares of Series TS Preferred Stock exchanged therefor are registered, it shall be a condition of such issuance that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of such shares of Series B Preferred Stock in a name other than that of the record holder of the shares of Series TS Preferred Stock exchanged therefor, or shall establish to the satisfaction of the Corporation or its agent that such tax has been paid or is not applicable. Notwithstanding anything to the contrary in this Section 6.5, the Corporation shall not be liable to a holder of shares of Series TS Preferred Stock for any shares of Series B Preferred Stock or dividends or Distributions thereon delivered to a public official authorized for such purpose pursuant to any applicable abandoned property, escheat or similar law.
          6.5.8 At such time as any Exchange Notice is delivered with respect to any shares of Series TS Preferred Stock, or at the time of the Exchange Date, if earlier, the Corporation shall have reserved and kept available, solely for the purpose of issuance upon exchange of the outstanding shares of Series TS Preferred Stock, such number of shares of Series B Preferred Stock as shall be issuable upon the exchange of the number of shares of Series TS Preferred Stock specified or to be specified in the Exchange Notice, provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the exchange of the outstanding shares of Series TS Preferred Stock by delivery of purchased shares of Series B Preferred Stock which are held in the treasury of the Corporation.
     6.6 Status of Converted or Repurchased Series A Preferred Stock, Series B Preferred Stock or Series TS Preferred Stock. Any share or shares of Series A Preferred Stock, Series B Preferred Stock or Series TS Preferred Stock acquired by the Corporation by reason of purchase, conversion, exchange or otherwise, or the attainment by the outstanding shares of Series TS Preferred Stock of the status of Fully Liquidated Series TS Preferred Stock, shall reduce the number of authorized shares of Series A Preferred Stock, Series B Preferred Stock or Series TS Preferred Stock, as the case may be, and such shares shall no longer be deemed to be outstanding, shall be cancelled and shall not be subject to reissuance by the Corporation. At such time that all outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series TS Preferred Stock, as the case may be, cease to be outstanding as provided in the preceding sentence, the provisions of the designation of Series A Preferred Stock, Series B Preferred Stock or Series TS Preferred Stock, as the case may be, shall terminate and have no further force and effect, and this Certificate of Incorporation may be restated to exclude such designations without the need for further approval of the stockholders of the Corporation.
     6.7 Voting Rights.
          6.7.1 Participation with Common Stock. Except as otherwise provided in this Certificate of Incorporation or as otherwise required by applicable law,

               (a) the holders of Series A Preferred Stock shall be entitled to one hundred (100) votes per share (as adjusted for any stock dividends, splits, combinations, recapitalizations and the like) on all matters to be voted on by the Corporation’s stockholders and, except as required by law or as otherwise provided herein, shall vote together with the Series B Holders, Series TS Holders and the Class C Holders as a single voting group;
               (b) the holders of Series B Preferred Stock shall be entitled to one hundred (100) votes per share (as adjusted for any stock dividends, splits, combinations, recapitalizations and the like) on all matters to be voted on by the Corporation’s stockholders and, except as required by law or as otherwise provided herein, shall vote together with the Series A Holders, Series TS Holders and the Class C Holders as a single voting group; and
               (c) the holders of Series TS Preferred Stock shall be entitled to one hundred (100) votes per share (as adjusted for any stock dividends, splits, combinations, recapitalizations and the like) on all matters to be voted on by the Corporation’s stockholders and, except as required by law or as otherwise provided herein, shall vote together with the Series A Holders, Series B Holders and the Class C Holders as a single voting group; provided, however, that shares of Series TS Preferred Stock shall have no voting rights in respect of any matter relating to the Canada Group and not to the USA Group, including, without limitation, (i) the manner in which the Corporation should vote any Canada Group Security, (ii) any proposed disposition of any Canada Group Security, or (iii) any proposed merger, consolidation, reclassification, recapitalization or other transaction involving, any entity within the Canada Group and not within the USA Group. To the extent that one or more matters for consideration by stockholders relates to both the Canada Group and the USA Group, the Corporation shall use commercially reasonable efforts to separate the matter into one or more matters relating to the Canada Group and one or more separate matters relating to the USA Group.
          6.7.2 Series A Preferred Stock Voting Rights. The Corporation will not, without the written consent or affirmative vote of holders of at least a majority of the then outstanding shares of Series A Preferred Stock:
               (a) amend, alter or repeal (by merger, consolidation or otherwise) any terms or provisions of the Corporation’s bylaws or this Certificate of Incorporation so as to affect adversely the relative rights, powers, preferences, limitations or restrictions of the Series A Preferred Stock including, without limitation, any change to Article XI hereof; or
               (b) authorize or issue to any person or entity, any Series B Preferred Stock, Series TS Preferred Stock, Series A Parity Stock, or Series A Senior Stock; or
               (c) alter or change the powers, preferences or rights of the Series B Preferred Stock, Series TS Preferred Stock, any Series A Parity Stock or any Series A Senior Stock so as to affect adversely the relative rights, powers, preferences, limitations or restrictions of the Series A Preferred Stock; or
               (d) authorize or effectuate a stock split or reclassification of the Series A Preferred Stock, Series B Preferred Stock or Series TS Preferred Stock, or an exchange of Series TS Preferred Stock for Series B Preferred Stock in accordance with Section 6.5.1 above.

          6.7.3 Series B Preferred Stock Voting Rights. The Corporation will not, without the written consent or affirmative vote of holders of at least a majority of the then outstanding shares of Series B Preferred Stock:
               (a) amend, alter or repeal (by merger, consolidation or otherwise) any terms or provisions of the Corporation’s bylaws or this Certificate of Incorporation so as to affect adversely the relative rights, powers, preferences, limitations or restrictions of the Series B Preferred Stock (including, without limitation, any change to Article XI hereof); or
               (b) authorize or issue to any person or entity, any Series B Parity Stock or Series B Senior Stock, other than any issuance of Series B Preferred Stock pursuant to Section 6.5.1 hereof; or
               (c) alter or change the powers, preferences or rights of any Series B Parity Stock or any Series B Senior Stock so as to affect adversely the relative rights, powers, preferences, limitations or restrictions of the Series B Preferred Stock; or
               (d) authorize or effectuate a stock split or reclassification of the Series A Preferred Stock, Series B Preferred Stock or Series TS Preferred Stock.
          6.7.4 Series TS Preferred Stock Voting Rights. The Corporation will not, without the written consent or affirmative vote of holders of at least a majority of the then outstanding shares of Series TS Preferred Stock:
               (a) amend, alter or repeal (by merger, consolidation or otherwise) any terms or provisions of the Corporation’s bylaws or this Certificate of Incorporation so as to affect adversely the relative rights, powers, preferences, limitations or restrictions of the Series B Preferred Stock or the Series TS Preferred Stock (including, without limitation, any change to Article XI hereof); or
               (b) authorize or issue to any person or entity, any Series TS Parity Stock or Series TS Senior Stock; or
               (c) alter or change the powers, preferences or rights of any Series TS Parity Stock or any Series TS Senior Stock so as to affect adversely the relative rights, powers, preferences, limitations or restrictions of the Series B Preferred Stock or the Series TS Preferred Stock;
               (d) authorize or effectuate a stock split or reclassification of the Series A Preferred Stock, Series B Preferred Stock or Series TS Preferred Stock; or
               (e) authorize or effectuate an exchange of shares of Series TS Preferred Stock except pursuant to (i) the Issuer Reorganizations as contemplated by Section 4.1 of the Stockholders Agreement, or (ii) and IPO Conversion Event.
          6.7.5 Stockholders Agreement Transactions Deemed Approved. For purposes of this Certificate of Incorporation, the Series A Holders, the Series B Holders and the Series TS Holders shall be deemed to have consented to any transactions or events that would otherwise require the approval of such holders in accordance with this Certificate of Incorporation and which are carried out pursuant to and in accordance with the terms of the Stockholders Agreement or any other agreement executed by such holders (or their predecessors in interest in their shares of Preferred Stock) or any amendment of any such agreement (provided that such amendment is entered into pursuant to and in accordance with the terms of such agreement).
     6.8 Adjustment for Stock Splits, Stock Dividends, Subdivisions, Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be split, subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, and in the event that the Corporation shall issue shares of Common Stock by way of a stock dividend or other Distribution to the holders of Common Stock, the number “100” in Sections 6.2.7, 6.3.1(d), 6.4.1 and 6.7.1 hereof (as the same may be hereafter adjusted in accordance with this paragraph), in each case as in effect immediately prior to such split, subdivision, stock dividend, combination or consolidation shall, concurrently with the effectiveness of such split, subdivision, stock dividend, combination or consolidation, be equitably increased or decreased proportionately.
     6.9 No Waiver. Except as otherwise modified or provided for herein, the Series A Holders and Series B Holders shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the DGCL.
ARTICLE VII
SPECIAL VOTING STOCK
          From and after the Effective Time, the number of shares and the powers, privileges and rights, and the qualifications, limitations and restrictions of the Special Voting Stock shall be as follows.
     7.1 General. The Special Voting Stock shall have no rights except for the voting rights set forth in this Article VII.
     7.2 Number of Shares. Upon the exchange of an exchangeable share of Lulu Canadian Holding, Inc. (the “Exchangeable Shares, the corresponding share of Special Voting Stock held by the holder of such Exchangeable Share shall automatically be redeemed by the Company and cancelled for no consideration. The exchange of any Exchangeable Share or Exchangeable Shares shall reduce the number of authorized shares of Special Voting Stock. At such time that all outstanding shares of Special Voting Stock cease to be outstanding, whether by redemption, forfeiture or otherwise, the provisions of the designation of Special Voting Stock shall terminate and have no further force and effect.
     7.3 Voting Rights. Holders of shares of Special Voting Stock shall have the following voting rights.
          7.3.1 A holder of a share of Special Voting Stock shall be entitled to vote on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, and shall be entitled to cast on each such matter one vote per share of Special Voting Stock.

          7.3.2 Except as otherwise provided herein or by applicable law, the holders of shares of Special Voting Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation and any directors so elected shall be classified as provided in Article X hereof.
     7.4 No Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Special Stock shall not be entitled to receive distribution from the Corporation.
     7.5 Limitations on Transferability. A holder of shares of Special Voting Stock may transfer its shares of Special Voting Stock only if the holder contemporaneously transfers the same number of Exchangeable Shares to the transferee of the transferred shares of Special Voting Stock. The Company shall not recognize any transfer of shares of Special Voting Stock if the same number of Exchangeable Shares is not transferred to the same transferee of the transferred shares of Special Voting Stock.
ARTICLE VIII
STOCKHOLDER ACTION BY CONSENT
          Until the Effective Time, any action required or permitted to be taken by the stockholders of the Corporation may act by written consent to the extent provided in the DGCL and the Corporation’s bylaws. From and after the Effective Time, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied, provided, however, that the holders of Preferred Stock may act by written consent to the extent expressly provided in the applicable designation of Preferred Stock authorizing the issuance of particular series of Preferred Stock pursuant to Section 4.2 above.
ARTICLE IX
STOCK SPLIT
     9.1 Stock Split. Immediately after the consummation of the transactions contemplated by that certain Agreement and Plan of Reorganization, dated ___, 2007, by and among the Company, Lululemon Athletica USA, Inc., Lululemon Athletica Inc., LIPO Investments (USA), Inc., LIPO Investments (Canada), Inc., Lulu Canadian Holding, Inc., and each of the parties whose name appears on Schedule I and Schedule II thereto (“Reorganization Agreement”), each share of Common Stock outstanding at such time (including those shares of Common Stock issued as a result of completion of the transactions contemplated by the Reorganization Agreement) shall be, without further action by the Corporation or any of the holders thereof, changed and converted into [●] shares of Common Stock (the “Stock Split”). Each certificate representing shares of Common Stock then outstanding (including those certificates that represent shares of Common Stock as a result of completion of the transactions contemplated by the Reorganization Agreement) shall automatically represent from and after the Effective Time that number of shares of Common Stock equal to the number of shares shown on the face of the certificate multiplied by [●].

     9.2 Fractional Shares. In the event that the Stock Split would result in any holder of shares of Common Stock holding a share of Common Stock that is not an integral multiple of one, the effect of the Stock Split shall be such that the number of such holder’s shares of Common Stock issued as a result of the Stock Split shall be rounded to the nearest whole share.
     9.3 Issuance of Certificates and Shares.
          9.3.1 As soon as possible after the Stock Split, the Corporation shall deliver to its stockholders a certificate or certificates representing the number of shares of Common Stock issuable by reason of the Stock Split in such name or names and such denomination or denominations as each stockholder has specified.
          9.3.2 The issuance of certificates for shares of Common Stock after the Stock Split shall be made without charge to the holders of such shares of Common Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with the Stock Split.
          9.3.3 All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).
ARTICLE X
BOARD OF DIRECTORS
          From and after the Effective Time, the following shall apply and be in full force and effect.
     10.1 General. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors having that number of directors set out in the Bylaws of the Corporation as adopted or as set forth from time to time by a duly adopted amendment thereto by the Board of Directors or stockholders of the Corporation. Newly created directorships resulting from any increase in our authorized number of directors will be filled solely by the vote of our remaining directors in office. Any vacancies in the Board of Directors resulting from death, resignation or removal from office or other cause will be filled solely by the vote of our remaining directors in office.
     10.2 Classes.
          10.2.1 Number of Classes. The Board of Directors shall be divided into three classes as nearly equal in number as the then total number of directors constituting the entire Board of Directors shall permit, which classes shall be designated Class I, Class II and Class III.
          10.2.2 Term. Directors assigned to be the initial Class I directors shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2008;

directors assigned to be the initial Class II directors shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2009; and, directors assigned to be the initial Class III directors shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2010. Thereafter, at each annual meeting of stockholders of the Corporation, directors of classes the terms of which expire at such annual meeting shall be elected for terms of three years by a plurality vote of all votes cast at such meeting. Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the Board of Directors shall have been abolished by action taken to reduce the size of the Board of Directors prior to said meeting.
          10.2.3 Increase or Decrease in Number. If the number of directors of the Corporation is reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in Section 10.2.1 herein. The Board of Directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in Section 10.2.1 herein.
     10.3 Removal of Directors. No director (other than directors elected by one or more series of Preferred Stock) may be removed from office by the stockholders except for cause and then only by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
     10.4 Vacancies and Newly Created Directorships. Unless the Board of Directors otherwise determines, and subject to the rights of the holders of any series of preferred stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and shall not be filled by the stockholders, unless there are no directors remaining on the Board of Directors. Any director so chosen (a “vacancy director”) shall be a director of the same class as the director whose vacancy he or she fills. Such vacancy director shall hold office until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified. The stockholders shall thereupon elect a director to fill the vacancy or newly created directorship having been temporarily filled by the vacancy director, which individual may include the incumbent vacancy director. The director so elected shall be a director of the same class as the vacancy director and shall serve until the annual meeting of stockholders at which the term of office of such class expires and until such director’s successor shall have been duly elected and qualified.
ARTICLE XI
EXCULPATION AND INDEMNIFICATION
     11.1 Exculpation. To the fullest extent permitted by the DGCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the filing of the Certificate of Incorporation of which this Section 11.1 is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Section 11.1 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
     11.2 Indemnification. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the DGCL, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may indemnify, in the manner and to the fullest extent permitted by the DGCL, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. To the fullest extent permitted by the DGCL, the indemnification provided herein shall include expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement and, in the manner provided by the DGCL, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the DGCL. Expenses incurred by any such director, officer, employee or agent in defending any such action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized by the DGCL and this Article XI.
     11.3 Insurance. The Corporation may, to the fullest extent permitted by the DGCL, purchase and maintain insurance on behalf of any director, officer, employee or agent against any liability which may be asserted against such person.
     11.4 Non-Exclusivity. The indemnification provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under the Corporation’s Bylaws, any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

ARTICLE XII
INSOLVENCY, RECEIVERS AND TRUSTEES
          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
ARTICLE XIII
CONSIDERATION FOR SHARES; ACCESSIBILITY
          The Corporation is authorized to sell and issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such persons and for such lawful consideration (not less than the par value thereof), and upon such terms and in such manner as it may determine. Any and all shares so issued, the full consideration for which shall have been paid or delivered, shall be fully paid and non-assessable, and the holders thereof shall not be liable to the Corporation or its creditors for any further payment thereon.
ARTICLE XIV
RIGHT TO AMEND
     14.1 Right to Amend Until the Effective Time. Until the Effective Time, subject to compliance with the provisions of Section 6.7 hereof, the Corporation shall have the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation and in any certificate amendatory hereof in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders or others hereunder are granted subject to this reservation; provided, however, that (a) any consent or waiver given by the Series A Holders, the Series B Holders or the Series TS Holders in accordance with the provisions of this Certificate of Incorporation, or (b) any amendment, alteration, change or repeal of any provision in this Certificate of Incorporation, in each case which treats any Series A Holder, Series B Holder or Series TS Holder in a manner which is disproportionate and adverse relative to other holders of shares of the same series of Preferred Stock (any such disproportionately and adversely affected Preferred stockholder being herein referred to as an “Adversely Affected Holder”) shall require the consent of the Adversely Affected Holder. At the Effective Time, this Section 14.1 shall terminate and be of no force or effect.
     14.2 Right to Amend After the Effective Time. From and after the Effective Time, the following shall apply and be in full force and effect:
          14.2.1 General. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.
          14.2.2 Amendment of Specified Provisions. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article X hereof or this Article XIV, or any provisions thereof or hereof, or to adopt any provision inconsistent with Article XI hereof or this Article XIV, unless such alteration, amendment, repeal or adoption shall be approved by a majority of the directors then in office.
ARTICLE XV
BYLAWS
          The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation.
ARTICLE XVI
CORPORATE OPPORTUNITY
          Until the Effective Time, the following shall apply and be in full force and effect. At the Effective Time, this Article XVI shall terminate and be of no further force or effect.
     16.1 Corporate Opportunities Generally. Recognizing (a) that the Corporation will not be a wholly-owned subsidiary of either Advent International Corporation, Highland Capital Partners, Inc. or any of their respective affiliates (each, an “Investor Stockholder”), and that an Investor Stockholder may be a significant stockholder of the Corporation, (b) the possibility that the officers and/or directors of the Corporation may also serve as officers and/or directors of an Investor Stockholder, (c) the possibility that the Corporation and an Investor Stockholder may engage in the same or similar activities or lines of business and have an interest in the same classes or categories of corporate opportunities, and (d) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with each Investor Stockholder (including possible provision of management services, and the service of officers and/or directors of the Investor Stockholders as officers and/or directors of the Corporation), the provisions of this Article XVI are set forth to regulate and shall, to the fullest extent permitted by law, define the conduct of the Corporation with respect to certain classes or categories of business opportunities that are presented to the Corporation or to an Investor

Stockholder, and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.
     16.2 Duties of Investor Stockholders. Except as may be otherwise provided in a written agreement between the Corporation and an Investor Stockholder, an Investor Stockholder shall have no duty to refrain from engaging in a corporate opportunity in the same or similar activities or lines of business as the Corporation (and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns directly or indirectly 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests) engages in or proposes to engage in. The Corporation hereby renounces any interest or expectancy, or in being offered any opportunity to participate, in such business opportunities as may arise in which both an Investor Stockholder and the Corporation may have an interest and, to the fullest extent permitted by law, neither the Investor Stockholder nor any officer or director thereof (except as provided in Section 16.3 hereof) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of such Investor Stockholder. In the event that an Investor Stockholder acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both such Investor Stockholder and the Corporation, such Investor Stockholder shall, to the fullest extent permitted by law, have no duty to communicate or offer such corporate opportunity to the Corporation and shall, to the fullest extent permitted by law, not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that such Investor Stockholder pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.
     16.3 Duties of Certain Other Persons. In the event that a director or officer of the Corporation who is also a director or officer of an Investor Stockholder acquires knowledge of a potential transaction or matter which may be a corporate opportunity (as referenced in Section 16.2 hereof) for both the Investor Stockholder and the Corporation, such director or officer of the Corporation shall, to the fullest extent permitted by law, have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:
          16.3.1 a corporate opportunity (as referenced in Section 16.2 hereof) offered to any person who is an officer of the Corporation, and who is also a director but not an officer of an Investor Stockholder, shall belong to the Corporation;
          16.3.2 a corporate opportunity (as referenced above in Section 16.2 hereof) offered to any person who is a director but not an officer of the Corporation, and who is also a director or an officer of an Investor Stockholder shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation, and otherwise shall belong to such Investor Stockholder; and
          16.3.3 a corporate opportunity (as referenced above in Section 16.2 hereof) offered to any person who is an officer of both the Corporation and an Investor Stockholder shall belong to the Corporation if such opportunity is expressly offered to such person in his or her capacity as an officer of the Corporation and otherwise shall belong to such Investor Stockholder.
     16.4 Notice of Corporate Opportunity Provisions. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provision of Section 16.1 of this Article XVI.
     16.5 Termination or Amendment of Section 16.1. Anything in this Certificate of Incorporation to the contrary notwithstanding, the foregoing provisions of this Article XVI shall terminate, expire and have no further force and effect on the date that (a) an Investor Stockholder ceases to beneficially own shares of capital stock entitling the Investor Stockholder to cast a number of votes representing at least the lesser of (i) 5% of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote in the election of directors, or (ii) 50% of the number of votes entitled to be cast in an election of directors in respect of all shares of capital stock beneficially owned by such Investor Stockholder at the time that such Investor Stockholder initially became a stockholder of the Corporation, and (b) no person who is a director or officer of the Corporation is also an Affiliate of an Investor Stockholder. Neither the alteration, amendment, termination, expiration or repeal of this Article XVI nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII all eliminate or reduce the effect of this Article XVI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XVI, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE XVII
DEFINITIONS
     17.1 Definitions. For purposes of this Certificate of Incorporation, capitalized terms used herein shall have the meanings set forth below:
          “$” or “Dollar” means United States dollars unless otherwise indicated.
          “Accrued Dividends” means dividends accrued on a share of Preferred Stock pursuant to Section 6.2.4 hereof.
          “Affiliate” or “affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.
          “Canada Group” shall mean Lulu Canadian Holding, Inc., Lululemon Athletica Inc., and their respective subsidiaries and successors.
          “Canada Group Security” shall mean any security issued by or owned by any entity within the Canada Group, and any replacement security into which any such security may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          “Change of Control Transaction” means (i) a Sale Liquidity Event; (ii) the sale of a majority of the outstanding shares of capital stock of the Corporation to a non-affiliate of the Corporation in any single transaction or series of related transactions; (iii) any merger, consolidation, recapitalization, reorganization or other transaction of the Corporation with or into a non-affiliate in which (A) the corporation is a constituent party, or (B) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation; except any such merger, consolidation, recapitalization, reorganization or other transaction involving the Corporation or a subsidiary in which the holders of capital stock of the Corporation immediately prior thereto continue to hold immediately thereafter at least 51%, by voting power and economic interest, of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such transaction, the parent corporation of such surviving or resulting corporation.
          “Distribution” means each distribution made by the Corporation to holders of capital stock, whether in cash, property, or securities of the Corporation, and whether by dividend, liquidating distribution, recapitalization or otherwise; provided, other than for purposes of Section 6.2.7 hereof, that a Distribution shall not be deemed to have occurred by virtue of any recapitalization or exchange of any outstanding shares of capital stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding shares of capital stock, in each case involving only the receipt of equity securities in exchange for or in connection with any such recapitalization, subdivision or combination.
          “Effective Time” means the “Reorganization Effective Time,” as defined in the Reorganization Agreement.
          “Fair Market Value” of any security on a Trading Day means:
          (a) the average of the closing prices for the security during the four calendar weeks immediately preceding such Trading Day, in either case on the principal national securities exchange on which the security is listed or admitted to trading; or
          (b) if the security is not listed or admitted to trading on any national securities exchange, but is traded on the Nasdaq or the over-the-counter market, the closing sale price of the security; or
          (c) if no sale is publicly reported, the average of the closing bid and asked quotations for the security, as reported by Nasdaq or any comparable system;
          (d) if the security is not listed on Nasdaq or a comparable system, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the security selected from time to time by the Company for that purpose.
          (e) if the security is not publicly traded, the Fair Market Value of such security shall be determined by a nationally recognized independent appraiser selected by the Board in good faith and reasonably acceptable to the holders by the written consent or affirmative vote of sixty-six and two thirds percent (66 2/3%) of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock, voting together as a single voting group.
          With respect to any other property, including any security not described in (a) through (e) above, the Fair Market Value of such property shall be determined by the Board in good faith and such valuation shall be subject to a Series A/B/TS Supermajority Vote.
          “IPO Conversion Event” means the closing of the first Qualified Public Offering.
          “Issue Date” means the date on which the Corporation shall initially issue a share of Series A Preferred Stock or a share of Series B Preferred Stock, regardless of the number of times the transfer of such share shall be made on the Corporation’s stock transfer records and regardless of the number of certificates which may be issued to evidence such share.
          “Liquidation Event” means any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntary or involuntary, or a Change of Control Transaction.
          “Nasdaq” means The Nasdaq Stock Market, Inc.
          “Net Proceeds” shall mean, as of any date, with respect to any USA Disposition, an amount, if any, equal to the gross proceeds of such USA Disposition after any payment of, or reasonable provision for, (without duplication) (a) any taxes payable by the Corporation or any subsidiary of the Corporation in respect of such USA Disposition or in respect of any mandatory dividend resulting from such USA Disposition (or that would have been payable but for the utilization of tax benefits attributable to the Canada Group), (b) any transaction costs borne by the Corporation or Canada Group in connection with such USA Disposition, including, without limitation, any legal, investment banking and accounting fees and expenses borne by the Corporation or Canada Group in connection with such USA Disposition, (c) any liabilities and other obligations (contingent or otherwise) of the USA Group, including, without limitation, any indemnity or guarantee obligations incurred by the Corporation or Canada Group in connection with the USA Disposition or any liabilities assumed by the Corporation or Canada Group for future purchase price adjustments, and (e) repayment of any notional, intergroup debt owed by the USA Group to the Corporation or the Canada Group. To the extent the proceeds of any USA Disposition include any securities (other than securities of the Corporation) or other property other than cash, the Board shall determine the value of such securities or property (and such valuation shall be subject to a Series A/B/TS Supermajority Vote); provided that the value of any marketable securities included in such proceeds shall be the Fair Market Value of such securities on the 5th Trading Day immediately preceding the date of a public announcement that a definitive agreement has been signed for such USA Disposition.
          “IPO Price” means the price at which a share of Common Stock is offered to the public in the Offering.
          “Non-Tracking Available Assets” means the Available Assets minus the USA Available Assets.

          “Public Offering Price” means the price at which the shares of Common Stock are first offered to the public in a Qualified Public Offering.
          “Qualified Public Offering” means firm commitment underwritten initial public offering of the Company or an Affiliate with a nationally recognized underwriter that is pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company (other than pursuant to a registration on Form S-4 or Form S-8 or any similar or successor form) on either the New York Stock Exchange, London Stock Exchange, Toronto Stock Exchange, Deutsche Börse or the Nasdaq National Market in which the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $75 million.
          “Reorganization” means a merger, consolidation, reorganization, recapitalization, liquidation, or other similar transaction involving the Corporation, that immediately after the completion of such transaction, (a) control of the Corporation is substantially unaffected or remains, directly or indirectly, in the same stockholders (or their Affiliates) that controlled the Corporation immediately prior to such transaction, and (b) the relative ownership of each Stockholder in the remaining, surviving or resulting corporation is unaffected.
          “Repurchased IPO Shares” means any shares of Series A Preferred Stock, Series B Preferred Stock or Series TS Preferred Stock repurchased (or to be repurchased) by the Corporation in connection with the Qualified Public Offering.
          “Repurchased Shares” means any shares of Series A Preferred Stock or Series B Preferred Stock repurchased (or to be repurchased) by the Corporation in connection with the Class Conversion Election.
          “Sale Liquidity Event” means the sale of all, or substantially all, of the Corporation’s consolidated assets to a non-affiliate of the Corporation in any single transaction or series of related transactions.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Series A Junior Stock” means the Series B Preferred Stock, Series TS Preferred Stock, Common Stock and any equity security of the Corporation that does not, by its terms, state that it ranks senior to or on parity with the Series A Preferred Stock with respect to rights upon a Liquidation Event (whether the liquidation prices per share thereof be different from those of the Series A Preferred Stock) resulting in the holders of any such class of stock or series being entitled to any other amounts distributable upon any Liquidation Event only after the Series A Holders shall have received the Series A Liquidation Preference.
          “Series A Parity Stock” shall mean any equity security of the Corporation which, by its terms, ranks on a parity with the Series A Preferred Stock as to the distribution of assets upon a Liquidation Event (whether the liquidation prices per share thereof be different from those of the Series A Preferred Stock) resulting in the holders of any such class or series and the Series A Preferred Stock being entitled to a liquidation preference pursuant to Section 6.3 hereof, upon a Liquidation Event, without preference or priority to one over the other. The Series A Preferred Stock shall be considered to be Series A Parity Stock.
          “Series A Senior Stock” shall mean any equity security of the Corporation which, by its terms, ranks senior to the Series A Preferred Stock as to the payment of any distribution of assets upon a Liquidation Event (whether the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock) resulting in the holders of any such class of stock or series being entitled to the receipt of the full amount of all dividends and of all amounts distributable upon a Liquidation Event to which they are entitled pursuant to this Certificate of Incorporation or otherwise, in priority to the Series A Preferred Stock.
          “Series A/B Holders” shall mean the Series A Holders and the Series B Holders.
          “Series A/B/TS Supermajority Vote” shall mean the written consent or affirmative vote of holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock entitled to cast at least sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast in respect of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series TS Preferred Stock, voting together as a single voting group.
          “Series B Junior Stock” means the Common Stock and any equity security of the Corporation that does not, by its terms, ranks senior to or on parity with the Series B Preferred Stock with respect to rights upon a Liquidation Event (whether the liquidation prices per share thereof be different from those of the Series B Preferred Stock) resulting in the holders of any such class of stock or series being entitled to any other amounts distributable upon any Liquidation Event only after the holders of the Series B Preferred Stock shall have received the Series B Liquidation Preference.
          “Series B Parity Stock” shall mean any equity security of the Corporation which, by its terms, ranks on a parity with the Series B Preferred Stock as to the distribution of assets upon a Liquidation Event (whether the liquidation prices per share thereof be different from those of the Series B Preferred Stock) resulting in the holders of any such class of stock or series and the Series B Preferred Stock being entitled to a liquidation preference pursuant to Section 6.3 hereof, upon a Liquidation Event, without preference or priority to one over the other. The Series B Preferred Stock and the Series TS Preferred Stock shall be considered to be a Series B Parity Stock.
          “Series B Senior Stock” means the Series A Preferred Stock and any equity security of the Corporation (including any security that is convertible into any equity security of the Corporation) that, by its terms, ranks senior to the Series B Preferred Stock as to (i) the payment of dividends, (ii) redemption or (iii) as to distribution of assets upon a Liquidation Event (whether the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock) resulting in the holders of any such class of stock or series being entitled to the receipt of the full amount of all dividends and of all amounts distributable upon a Liquidation Event or upon the redemption of such shares, whether pursuant to this Certificate of Incorporation or otherwise, in priority to the Series B Preferred Stock.

          “Series TS Junior Stock” means the Common Stock and any equity security of the Corporation that does not, by its terms, ranks senior to or on parity with the Series TS Preferred Stock with respect to rights upon a Liquidation Event (whether the liquidation prices per share thereof be different from those of the Series TS Preferred Stock) resulting in the holders of any such class of stock or series being entitled to any other amounts distributable upon any Liquidation Event only after the holders of the Series TS Preferred Stock shall have received the Series TS Liquidation Preference.
          “Series TS Parity Stock” shall mean any equity security of the Corporation which, expressly by its terms, ranks on a parity with the Series TS Preferred Stock as to the distribution of assets upon a Liquidation Event (whether the liquidation prices per share thereof be different from those of the Series TS Preferred Stock) resulting in the holders of any such class of stock or series and the Series TS Preferred Stock being entitled to a liquidation preference pursuant to Section 6.3 hereof, upon a Liquidation Event, without preference or priority to one over the other. The Series B Preferred Stock and the Series TS Preferred Stock shall be considered to be a Series TS Parity Stock.
          “Series TS Portion” (i) for any accounting period shall mean a fraction, the numerator of which shall be the average number of votes entitled to be cast in respect of all shares of Series TS Preferred Stock outstanding during such accounting period (computed on a weighted average basis) and the denominator of which shall be the average total number of votes entitled to be cast in respect of all shares of all classes and series of capital stock outstanding during such accounting period (computed on a weighted average basis); and (ii) as of any specified date shall mean a fraction, the numerator of which shall be the number of votes entitled to be cast in respect of all shares of Series TS Preferred Stock outstanding on such date and the denominator of which shall be the average total number of votes entitled to be cast in respect of all shares of all classes and series of capital stock outstanding on such date; provided, that the fraction calculated pursuant to clause (i) or (ii) of this sentence shall in no event be greater than one. The denominator of the foregoing fraction shall be adjusted from time to time as deemed appropriate by the Board of the Corporation (i) to reflect the fair market value of contributions of cash or property by the Corporation to the USA Group or of cash or property of the Corporation to, or for the benefit of, employees of the USA Group in connection with employee benefit plans or arrangements of the Corporation or any of its subsidiaries, (ii) to reflect the number of shares of capital stock of the Corporation contributed to, or for the benefit of, employees of the USA Group in connection with benefit plans or arrangements of the Corporation or any of its subsidiaries, (iii) to reflect payments by the USA Group to the Corporation of amounts applied to the repurchase by the Corporation of shares of Series TS Preferred Stock, and (iv) to reflect the number of shares of Series TS Preferred Stock repurchased by the USA Group and no longer outstanding; provided, that in the case of adjustments pursuant to clause (iii) or clause (iv) above, adjustments shall be made only to the extent that the Board of the Corporation, in its sole discretion, shall have approved such repurchase of shares by the Corporation or the USA Group and, in the case of clause (iii) above, shall declare such payments by the USA Group to be applied to such repurchase.
          “Series TS Senior Stock” means the Series A Preferred Stock and any equity security of the Corporation (including any security that is convertible into any equity security of the Corporation) that, by its terms, ranks senior to the Series TS Preferred Stock as to (i) the payment of dividends, (ii) redemption or (iii) as to distribution of assets upon a Liquidation Event (whether the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series TS Preferred Stock) resulting in the holders of any such class of stock or series being entitled to the receipt of the full amount of all dividends and of all amounts distributable upon a Liquidation Event or upon the redemption of such shares, whether pursuant to this Certificate of Incorporation or otherwise, in priority to the Series TS Preferred Stock.
          “Stockholders Agreement” means the Stockholders Agreement dated December 5, 2005 by and among the Corporation and the stockholders named therein, as the same may be amended from time to time.
          “Substantially All of the Business of the USA Group” means 80% or more of the business of the USA Group, based on the fair market value of the assets, both tangible and intangible, of the USA Group as of the time that the proposed transaction is approved by the Board.
          “Trading Day” shall mean, if the security is listed on any national securities exchange or on Nasdaq, a business day during which such exchange was open for trading and at least one trade of the security was effected on such exchange or Nasdaq on such business day, or, if the security is not listed on any national securities exchange or Nasdaq but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one “eligible dealer” quoted both a bid and asked price for the security. An “eligible dealer” for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day.
          “Unreturned Original Cost” of any share of Preferred Stock means an amount equal to the excess, if any, of (i) the Stated Value of such share over (ii) the aggregate amount of Distributions made by the Corporation in excess of previously paid Accrued Dividends. For purposes of clause (ii) of the preceding sentence, with respect to each share of Series TS Preferred Stock, the term “Distributions” shall be deemed to include the full amount of any Distribution which would have been paid in respect of such share in the absence of the limitation imposed under Section 6.2.2 hereof.
          “USA Available Assets” means the amount, expressed in Dollars, of the assets of the USA Group legally available for distribution to the Corporation, as determined in the sole discretion of the Board, and whether such assets are capital, surplus or earnings.
          “USA Group” means Lululemon Athletica USA Inc. and its subsidiaries and successors.
          THE UNDERSIGNED, being the Chief Executive Officer of the Corporation, for purpose of amended and restating the Corporation’s Certificate of Incorporation pursuant to the DGCL, has executed this certificate this ___day of ___2007.

Lululemon Corp.
By:
	Name:	Robert Meers
	Title:	Chief Executive Officer